UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

June 4, 2004

Date of report (date of earliest event reported)

QUADRAMED CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21031	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of Principal Executive Offices)

(703) 709-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURES

EXHIBIT INDEX

EXHIBIT 99.1

ITEM 5. OTHER EVENTS

The following information is being furnished pursuant to Item 5.

QuadraMed issued a press release disclosing that, on May 13, 2004, QuadraMed filed a form 8-K disclosing that Lawrence P. English, Chairman and Chief Executive Officer, Michael S. Wilstead, President and Chief Operating Officer and Dean A. Souleles, Executive Vice President and Chief Technology Officer each established a pre-arranged trading plan in accordance with SEC Rule 10b5-1. Under the plans, approximately 110,000 shares of QuadraMed’s common stock were to be sold. The proceeds from these transactions were intended to cover the required withholdings taxes resulting from the vesting of restricted stock originally granted to Messrs. English, Wilstead and Souleles in 2001 and 2002. Messrs. English, Wilstead and Souleles have advised QuadraMed that they terminated their plans effective June 4, 2004 without making any trades under the plans. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

99.1	Press Release, dated June 9, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2004

QuadraMed Corporation

/s/ Lawrence P. English
Lawrence P. English, Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated June 9, 2004.